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Filed pursuant to Rule 424(b)(3)
Registration No. 333-239185

PROSPECTUS SUPPLEMENT NO. 2
(to Prospectus dated July 17, 2020)

Nikola Corporation

Up to 53,390,000 Shares of Common Stock
Up to 23,890,000 Shares of Common Stock Issuable Upon Exercise of Warrants

        This prospectus supplement supplements the prospectus dated July 17, 2020 (the "Prospectus"), which forms a part of our registration statement on Form S-1 (No. 333-239185). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on July 23, 2020 (the "Current Report"). Accordingly, we have attached the Current Report to this prospectus supplement.

        The Prospectus and this prospectus supplement relates to the issuance by us of up to an aggregate of up to 23,890,000 shares of our common stock, $0.0001 par value per share ("Common Stock"), which consists of (i) up to 890,000 shares of Common Stock that are issuable upon the exercise of 890,000 warrants (the "Private Warrants") originally issued in a private placement in connection with the initial public offering of VectoIQ and (ii) up to 23,000,000 shares of Common Stock that are issuable upon the exercise of 23,000,000 warrants (the "Public Warrants" and, together with the Private Warrants, the "Warrants") originally issued in the initial public offering of VectoIQ.

        The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by the selling securityholders named in the Prospectus (the "Selling Securityholders") of (i) up to 53,390,000 shares of Common Stock (including up to 890,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 890,000 Private Warrants.

        Our Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols "NKLA" and "NKLAW," respectively. On July 21, 2020, the closing price of our Common Stock was $39.75 and the closing price for our Public Warrants was $28.27.

        This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

        See the section entitled "Risk Factors" beginning on page 7 of the Prospectus to read about factors you should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 23, 2020.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)

4141 E Broadway Road Phoenix, AZ (Address of principal executive offices)	85040 (Zip Code)

(480) 666-1038
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	NKLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

        On July 17, 2020, Nikola Corporation (f/k/a VectoIQ Acquisition Corp.) (the "Company") and certain of its stockholders (the "Holders") entered into Amendment No. 1 (the "Amendment") to that Certain Registration Rights and Lock-Up Agreement, dated June 3, 2020, by and between the Company and the Holders ("Agreement"). The Agreement provides the Holders with certain registration rights with respect to certain of the securities held by the Holders and provides that such securities are to be locked-up for a period of time following the closing of the Company's business combination, which occurred on June 3, 2020 (the "Closing"), subject to certain exceptions. The Agreement originally provided that the securities held by certain entities controlled by Trevor R. Milton, the Company's Executive Chairman, and Mark Russell, the Company's Chief Executive Officer, would be locked-up for one year following the Closing, subject to exceptions permitting certain pledges of stock and certain limited sales, including the sale of up to $70.0 million of the Company's common stock, $0.0001 par value per share (the "Common Stock") commencing 180 days after the Closing.

        Pursuant to the Amendment, the securities held by M&M Residual, LLC, over which Trevor R. Milton has voting control, and T&M Residual, LLC, over which Mr. Milton has voting control and Mark A. Russell has dispositive power, (each, a "Founder Entity") will now be locked up for 180 days after the Closing; provided that, each Founder Entity may transfer up to 16% of the shares held by such entity (the "Cap") only to the extent necessary to enable such shares to be pledged as security or collateral in connection with indebtedness incurred by such Founder Entity solely for the purpose of purchasing additional shares of Common Stock. Furthermore, each Founder Entity may transfer shares of Common Stock in excess of the Cap solely for the purposes of repaying indebtedness incurred by such Founder Entity that was used exclusively to purchase shares of Common Stock as permitted in the preceding proviso that cannot be satisfied with the pledged shares of Common Stock (but only if such repayment of indebtedness is made on the maturity of such indebtedness, to satisfy a margin call by the lender or if otherwise required by the lender thereof).

        The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which was attached as hereto as Exhibit 4.1 and incorporated herein by reference.

        Entities affiliated with Trevor R. Milton have expressed an intent to purchase shares of Common Stock in one or a series of related private transactions.

Forward-Looking Statements

        This current report on Form 8-K contains forward-looking statements that are not historical facts for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected purchase of shares of Common Stock by entities affiliated with Trevor R. Milton. These statements are based on various assumptions, whether or not identified in this current report on Form 8-K, and on the current expectations of the Company's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to the negotiation of applicable documentation, the satisfaction of conditions to closing of any such purchase or purchases, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets, and the other risks discussed under the heading "Risk Factors" in the current report on Form 8-K filed by the Company on June 8, 2020 and other documents the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

        (d)   Exhibits.

4.1	Amendment No. 1 to Registration Rights and Lock-Up Agreement by and among the Company and certain stockholders of the Company, dated July 17, 2020.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: July 23, 2020

NIKOLA CORPORATION
By:	/s/ Britton M. Worthen Britton M. Worthen Chief Legal Officer and Secretary

 Exhibit 4.1

NIKOLA CORPORATION

AMENDMENT NO. 1
TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Amendment") is entered into as of July 17, 2020. This Amendment amends that certain Registration Rights and Lock-up Agreement, dated as of June 3, 2020, by and among Nikola Corporation, a Delaware corporation (the "Company"), and the Holders named therein (the "Agreement"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

RECITALS

        WHEREAS, pursuant to Section 6.5 of the Agreement, any term of the Agreement may be amended or modified, and any provision thereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time (the "Requisite Consent");

        WHEREAS, the Company and the undersigned Holders who constitute the Requisite Consent desire to amend the Agreement as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment, the parties, intending to be legally bound, agree as follows:

        1.    Amendment.

          1.1   Section 5.1.3 of the Agreement shall be amended and restated in its entirety to read as follows:

    "5.1.3 Except as permitted by Section 5.2, the Founder Entities shall not Transfer any shares of Common Stock beneficially owned or owned of record by such Founder Entity until December 1, 2020 (the "Founder Lock-up Period"); provided that, prior to December 1, 2020, each Founder Entity may Transfer up to sixteen percent (16%) of the shares of Common Stock held by such Founder Entity (the "Founder Cap") as of the date hereof only to the extent necessary to enable such shares of Common Stock to be pledged as security or collateral in connection with indebtedness incurred by a Founder Entity solely for the purpose of purchasing additional shares of Common Stock; and provider further that, each Founder Entity may Transfer shares of Common Stock in excess of the Founder Cap solely for the purposes of repaying indebtedness incurred by such Founder Entity solely to purchase shares of Common Stock secured by shares of Common Stock as permitted in the preceding proviso that cannot be satisfied with the pledged shares of Common Stock (but only if such repayment of indebtedness is made on the maturity of such indebtedness, to satisfy a margin call by the lender or if otherwise required by the lender thereof)."

          1.2   Section 5.2.11 of the Agreement shall be amended and restated in its entirety to read as follows:

    5.2.11 "the Founder Entities may collectively Transfer up to $70,000,000 of Common Stock in connection with the Closing."

1

        2    Effective Date.    By execution of this Amendment, the Company and the undersigned Holders hereby agree that the provisions set forth in the Agreement are hereby amended as set forth herein effective as of the date hereof.

        3    Force and Effect; References.    Except as set forth in this Amendment, the Agreement shall remain in full force and effect. Each reference in the Agreement to "this Agreement" shall be interpreted to mean "this Agreement, as amended."

        4    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court..

        5    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and upon such delivery the facsimile signature, PDF or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

2

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

COMPANY
NIKOLA CORPORATION
By:	/s/ Mark A. Russell
	Name:	Mark A. Russell
	Title:	President & Chief Executive Officer
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Green Nikola Holdings LLC
By:	/s/ Haeyang Lee
	Name:	Haeyang Lee
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Iveco S.p.A.
By:	/s/ Gerrit Marx
	Name:	Gerrit Marx
	Title:	President, Commercial & Specialty Vehicles
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Legend Capital Partners
By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: M&M Residual LLC
By:	/s/ Trevor Milton
	Name:	Trevor Milton
	Title:	CEO
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Stephen J. Girsky
By:	/s/ Stephen Girsky
	Name:	Steve Girsky
	Title:	Personal
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: T&M Residual, LLC
By:	/s/ Mark Russell
	Name:	Mark Russell
	Title:	Manager
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Thompson Nikola II LLC
By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Thompson Nikola LLC
By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: ClearSky Power & Technology Fund II LLC
By:	/s/ Alex Weiss
	Name:	Alex Weiss
	Title:	Managing Director
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Cowen Investments II, LLC
By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Steven Shindler
By:	/s/ Steven Shindler
	Name:	Steven Shindler
	Title:	Investor
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: DFA Ventures, LLC
By:	/s/ Daniel F. Akerson
	Name:	Daniel F. Akerson
	Title:	Manager
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Mary Chan
By:	/s/ Mary Chan
	Name:	Mary Chan
	Title:	Managing Partner VectoIQ, LLC
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Robert Gendelman
By:	/s/ Robert Gendelman
	Name:	Robert Gendelman
	Title:	Mr.
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Stefan Jacoby
By:	/s/ Stefan Jacoby
	Name:	Stefan Jacoby
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: VA Spring NM, LLC
By:	/s/ Chris Allen
	Name:	Chris Allen
	Title:	CFO
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: ValueAct Spring Master Fund, L.P.
By:	/s/ Chris Allen
	Name:	Chris Allen
	Title:	CFO
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Victoria McInnis
By:	/s/ Victoria McInnis
	Name:	Victoria McInnis
	Title:	Holder
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

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  Filed pursuant to Rule 424(b)(3) Registration No. 333-239185
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
  Exhibit 4.1
NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
RECITALS
AGREEMENT